Exhibit 99.3

June 15, 2005

Via Mail, Email and Facsimile

Mr. Wayne K. Goldstein
Co-President
Endicott Management Company
237 Park Avenue, Suite 901
New York, NY 10017

Dear Mr. Goldstein:

Thank you for your letter of June 13, 2005. We value your continuing interest. The Board has discussed and considered your views.

Our Board is declining Mr. Jacobs’ request for a meeting but continues to be open to any further views he may care to express.

In terms of your view, we simply disagree on how shareholder value can be ultimately maximized. Despite what Century regards as a very challenging environment, it continues in its belief that value for all of our shareholders will be best enhanced by executing our present plan, making whatever refinements are appropriate and continuing to serve our customers and our communities. Our directors unanimously concur in this view.

Our Board is very aware of the concerns you have expressed on value creation. You should appreciate that Century’s strategy is not personally but rather institutionally derived and based.

We welcome the opportunity to continue our open and productive dialogue and will, of course, give consideration to any further comments you may have.

Sincerely yours,

/s/ Marshall M. Sloane

Marshall M. Sloane
Chairman and CEO